Exhibit 99.1

DoubleVerify Announces Closing of Scibids Acquisition and Updates Guidance for the Third Quarter and Full Year 2023

NEW YORK – September 14, 2023 – DoubleVerify (“DV”) (NYSE: DV), a leading software platform for digital media measurement, data and analytics, today announced the closing of the acquisition of Scibids Technology SAS (“Scibids”), a global leader in AI-powered digital campaign optimization.

In addition, DV is updating its guidance for the third quarter and full year 2023 to include Scibids’ contribution.

Third Quarter and Full-Year 2023 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

Third Quarter 2023:

•	Revenue of $137 to $141 million, a year-over-year increase of 24% at the midpoint.
•	Adjusted EBITDA in the range of $39 to $41 million, representing a 29% margin at the midpoint.

Full Year 2023:

•	Revenue of $562 to $572 million, a year-over-year increase of 25% at the midpoint.
•	Adjusted EBITDA in the range of $171 to $179 million, representing a 31% margin at the midpoint.

In conjunction with its Innovation Day today, DV will publish a presentation that can be located in the Investor Relations section of its website at https://ir.doubleverify.com. The presentation provides additional financial metrics and business performance indicators.

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “Third Quarter and Full-Year 2023 Guidance”), and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” under our Annual Report on Form 10-K filed with the SEC on March 1, 2023, Form 10-Q filed with the SEC on July 31, 2023 and other filings and reports we make with the SEC from time to time.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify is a leading software platform for digital media measurement and analytics. Our mission is to make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Hundreds of Fortune 500 advertisers employ our unbiased data and analytics to drive campaign quality and effectiveness, and to maximize return on their digital advertising investments – globally.

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com